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UNIVISION COMMUNICATIONS INC.

7.85% Notes due 2011

    unconditionally guaranteed as to the payment of
principal, premium, if any, and interest by the
guarantors listed on Schedule II hereto

Purchase Agreement

July 13, 2001

Goldman, Sachs & Co.,
As representative (the "Representative") of
  the several Purchasers named in Schedule I hereto,
85 Broad Street
New York, New York 10004

Ladies and Gentlemen:

    Univision Communications Inc., a Delaware corporation (the "Company"), proposes, subject to the terms and conditions stated herein, to issue and sell to the Purchasers named in Schedule I hereto (the "Purchasers") an aggregate of $500,000,000 principal amount of the Notes specified above (the "Notes"). The Notes will be unconditionally guaranteed as to the payment of principal, premium, if any, and interest (the "Guarantees") by each of the entities listed on Schedule II hereto (each a "Guarantor" and collectively the "Guarantors"). The Notes and the Guarantees are hereinafter collectively called the "Securities".

    1.  Each of the Company and the Guarantors, jointly and severally, represents and warrants to, and agrees with, each of the Purchasers that:

  (a)
  A preliminary offering circular, dated June 28, 2001 (the "Preliminary Offering Circular") and an offering circular, dated July 13, 2001 (the "Offering Circular"), have been prepared in connection with the offering of the Securities. Any reference to the Preliminary Offering Circular or the Offering Circular shall be deemed to refer to and include the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2001, Quarterly Report on Form 10-Q for the quarter ended March 31, 2001 and Current Reports on Form 8-K filed on June 18, 2001 and June 26, 2001, and all subsequent documents filed with the United States Securities and Exchange Commission (the "Commission") pursuant to Section 13(a), 13(c) or 15(d) of the United States Securities Exchange Act of 1934, as amended (the "Exchange Act") on or prior to the date of the Preliminary Offering Circular or the Offering Circular, as the case may be, and any reference to the Preliminary Offering Circular or the Offering Circular, as the case may be, as amended or supplemented, as of any specified date, shall be deemed to include (i) any documents filed with the Commission pursuant to Section 13(a), 13(c) or 15(d) of the Exchange Act after the date of the Preliminary Offering Circular or the Offering Circular, as the case may be, and prior to such specified date and (ii) any Additional Issuer Information (as defined in Section 5(f)) furnished by the Company prior to the completion of the distribution of the Securities; and all documents filed under the Exchange Act and so deemed to be included in the Preliminary Offering Circular or the Offering Circular, as the case may be, or any amendment or supplement thereto are hereinafter called the "Exchange Act Reports". The Exchange Act Reports, when they were or are filed with the Commission, conformed or will conform in all material respects to the applicable requirements of the Exchange Act and the applicable rules and regulations of the Commission thereunder. The Preliminary Offering Circular or the Offering Circular and any amendments or supplements thereto and the Exchange Act Reports did not and will not, as of their respective dates, contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by a Purchaser through Goldman, Sachs & Co. expressly for use therein;

  (b)
  Neither the Company nor any of its subsidiaries has sustained since the date of the latest audited financial statements included in the Offering Circular any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Offering Circular; and, since the respective dates as of which information is given in the Offering Circular, there has not been any change in the capital stock or long-term debt of the Company or any of its subsidiaries or any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, management, financial position, stockholders' equity or results of operations of the Company and its subsidiaries, in each case otherwise than as set forth or contemplated in the Offering Circular;

  (c)
  Except as otherwise set forth in the Offering Circular or such as are not material to the business, financial condition or results of operations of the Company and its subsidiaries, taken as a whole, the Company and each of its subsidiaries has good and marketable title, free and clear of all liens, claims, encumbrances and restrictions (except liens, claims, encumbrances or restrictions contemplated by that certain credit agreement to be entered into concurrently with the Time of Delivery by and among the Company, certain subsidiaries of the Company, the lenders party thereto, and BNP Paribas and J.P. Morgan Securities Inc., as joint book managers and joint lead arrangers, and The Chase Manhattan Bank, as administrative agent (the "New Credit Facility"), and liens for taxes not yet due and payable), to all property and assets described in the Offering Circular as being owned by it. All leases to which the Company or any of its subsidiaries is a party are valid and binding and no default has occurred or is continuing thereunder which might result in any material adverse change in the business, financial condition or results of operations of the Company and its subsidiaries, taken as a whole, and the Company and its subsidiaries enjoy peaceful and undisturbed possession under all such leases to which any of them is a party as lessee with such exceptions as do not materially interfere with the use made by the Company or such subsidiary;

  (d)
  Each of the Company and its corporate subsidiaries has been duly incorporated, is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation and has the corporate power and authority to carry on its business as it is currently being conducted and to own, lease and operate its properties, and each is duly qualified and is in good standing as a foreign corporation authorized to do business in each jurisdiction in which the nature of its business or its ownership or leasing of property requires such qualification, except where the failure to be so qualified would not have a material adverse effect on the business, financial condition or results of operations of the Company and its subsidiaries, taken as a whole. Each of the Company's subsidiaries that is a partnership is a duly formed general or limited partnership, as the case may be, and is validly existing as a general or limited partnership, as the case may be, under the laws of the state of its organization, with full partnership power and authority to carry on its business as it is currently being conducted and to own, lease and operate its properties, and each is duly qualified and is in good standing as a foreign partnership authorized to do business in each jurisdiction in which the nature of its business or its ownership or leasing of property requires such qualification, except where the failure to be so qualified would not have a material adverse effect on the business, financial condition or results of operations of the Company and its subsidiaries, taken as a whole;

  (e)
  The Company has an authorized capitalization as set forth in the Offering Circular, and all the outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid, non-assessable and not subject to any preemptive or similar rights. All of the outstanding shares of capital stock of each of the Company's corporate subsidiaries have been duly authorized and validly issued and are fully paid and non-assessable, and all of the outstanding partnership interests in each of the Company's subsidiaries which is a partnership have been duly authorized by such partnership, and all of such shares of capital stock and partnership interests owned directly or indirectly of record by the Company, are owned free and clear of any security interest, claim, lien, encumbrance or adverse interest of any nature, except for those contemplated by the Company's New Credit Facility;

  (f)
  The Securities have been duly authorized and, when issued and delivered pursuant to this Agreement, will have been duly executed, authenticated, issued and delivered and will constitute legally valid and binding obligations of the Company entitled to the benefits provided by the indenture to be dated as of July 18, 2001 (the "Indenture") between the Company and The Bank of New York, as Trustee (the "Trustee"), under which they are to be issued, subject to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors' rights and to general equity principles, and which will be substantially in the form previously delivered to you; the Guarantees have been duly authorized and, upon the due authorization, issuance and delivery of the related Notes and the due endorsement of the Guarantees thereon, will have been duly executed, authenticated, issued and delivered and will constitute legally valid and binding obligations of the Guarantors entitled to the benefits provided by the Indenture, subject to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors' rights and to general equity principles; the Indenture has been duly authorized and, when executed and delivered by the Company, the Guarantors and the Trustee, the Indenture will constitute a legally valid and binding instrument, enforceable in accordance with its terms, subject to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors' rights and to general equity principles; and the Securities and the Indenture will conform in all material respects to the descriptions thereof in the Offering Circular and will be in substantially the form previously delivered to you;

  (g)
  The execution, delivery and performance of this Agreement have been duly authorized by all necessary corporate action on the part of the Company and the Guarantors and this Agreement has been duly executed and delivered by the Company and the Guarantors;

  (h)
  The registration rights agreement, to be dated as of July 18, 2001, among the Company, the Guarantors and the Purchasers (the "Registration Rights Agreement"), has been duly authorized by each of the Company and the Guarantors, and when executed and delivered by the Company and the Guarantors pursuant to this Agreement, will constitute a legally valid and binding instrument, enforceable in accordance with its terms, subject to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors' rights and to general equity principles. The Exchange Securities (as defined in Section 5(k) hereof) have been duly authorized for issuance by the Company, and when issued and authenticated in accordance with the terms of the Indenture will be the legally valid and binding obligations of the Company, entitled to the benefits provided by the Indenture, enforceable against the Company in accordance with their terms subject to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors' rights and to general equity principles. Each of the Guarantees with respect to the Exchange Notes has been duly authorized for issuance by each Guarantor, and when issued in accordance with the terms of the Indenture will be the legally valid and binding obligations of such Guarantor, entitled to the benefits provided by the Indenture, enforceable against the respective Guarantors in accordance with their terms subject to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors' rights and to general equity principles. The Registration Rights Agreement and the Exchange Securities conform in all material respects to the descriptions thereof in the Offering Circular and will be in substantially the form previously delivered to you;

  (i)
  None of the transactions contemplated by this Agreement (including, without limitation, the use of the proceeds from the sale of the Securities) will violate or result in a violation of Section 7 of the Exchange Act, or any regulation promulgated thereunder, including, without limitation, Regulations T, U, and X of the Board of Governors of the Federal Reserve System;

  (j)
  Prior to the date hereof, none of the Company, any of the Guarantors or any of their affiliates has taken any action which is designed to or which has constituted or which might have been expected to cause or result in stabilization or manipulation of the price of any security of the Company in connection with the offering of the Securities;

  (k)
  Subject to the accuracy of the representations and warranties of the Purchasers in Section 3 hereof, the issue and sale of the Securities and the Exchange Securities and the compliance by the Company and the Guarantors with all of the provisions of the Securities, the Indenture, the Registration Rights Agreement, the New Credit Facility and this Agreement and the consummation of the transactions herein and therein contemplated will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, nor will such action result in any violation of the provisions of the Certificate of Incorporation or By-laws of the Company or any of the Guarantors or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the issue and sale of the Securities and the Exchange Securities or the consummation by the Company or any of the Guarantors of the transactions contemplated by this Agreement, the Registration Rights Agreement, the New Credit Facility or the Indenture, except for the filing of a registration statement by the Company and the Guarantors with the Commission pursuant to the United States Securities Act of 1933, as amended (the "Act"), pursuant to Section 5(k) hereof, the filing of a notice on Form D by the Company and the Guarantors with the Commission pursuant to Section 5(h) hereof and such consents, approvals, authorizations, registrations or qualifications as may be required under state or foreign securities or Blue Sky laws in connection with the purchase and distribution of the Securities by the Purchasers;

  (l)
  Neither the Company nor any of its subsidiaries is in violation of its respective charter or by-laws or other governing documents. Neither the Company nor any of its subsidiaries is in default in the performance of any obligation, agreement, covenant or condition contained in any indenture, loan agreement, mortgage, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries or their respective property is bound, which violation or default would have a material adverse affect on the business, financial condition or results of operations of the Company and its subsidiaries taken as a whole;

  (m)
  The statements set forth in the Offering Circular under the caption "Description of Notes", insofar as they purport to constitute a summary of the terms of the Securities, under the captions "Certain Relationships and Related Transactions", "Certain United States Federal Tax Considerations" and "Plan of Distribution", insofar as they purport to describe the provisions of the laws and documents referred to therein, are accurate, complete and fair in all material respects;

  (n)
  Except as otherwise set forth in the Offering Circular, there are no legal or governmental proceedings pending, or to the best of the Company's or any Guarantor's knowledge, threatened or contemplated, to which the Company or any of its subsidiaries is or could be a party or to which any of their respective property is or could be subject that are required to be described in the Offering Circular and are not so described; nor are there any contracts or other documents that are required to be described in the Offering Circular that are not so described, incorporated by reference therein or filed as exhibits to any Exchange Act Reports that are incorporated by reference therein, as required or otherwise permitted;

  (o)
  When the Securities are issued and delivered pursuant to this Agreement, the Securities will not be of the same class (within the meaning of Rule 144A under the Act) as securities which are listed on a national securities exchange registered under Section 6 of the Exchange Act or quoted in a U.S. automated inter-dealer quotation system;

  (p)
  The Company and its subsidiaries hold all Federal Communications Commission (the "FCC") permits, licenses, authorizations and approvals (collectively, the "Authorizations") that are necessary to conduct their businesses in the manner in which they are currently being conducted. The Company's Authorizations are in full force and effect. The Authorizations to be acquired by the Company from USA Broadcasting, Inc. ("USA") (the "USA Authorizations") are sufficient for the Company to conduct the operations of the subsidiaries being acquired by the Company from USA. The operations of the stations owned or operated by the Company or any of its subsidiaries (the "Stations") are in all material respects in compliance with the Communications Act of 1934, as amended, and the rules, regulations, written policies and decisions of the FCC (collectively, the "Communications Act"). All reports and documents that are required by the Communications Act with respect to the ownership, management or operation of the Stations have been duly and timely filed, except for such reports or documents the failure to file which will not have a material adverse effect on the business, financial condition or results of operations of the Company and its subsidiaries, taken as a whole.

  No Station is party to any time brokerage agreement. Except as disclosed in the Offering Circular, no condition exists or event has occurred which, in itself or with the giving of notice or lapse of time or both, would result in the suspension, revocation, material adverse modification, forfeiture or non-renewal of any of the Company's Authorizations, except for such conditions or events which will not have a material adverse effect on the business, financial condition or results of operations of the Company and its subsidiaries, taken as a whole. There are no judgments, decrees, complaints, petitions, filings, orders issued or threatened by the FCC, other proceedings pending or threatened before the FCC (other than rulemakings of general applicability to the broadcast industry), or events that have occurred that would result in the suspension, revocation, material adverse modification, forfeiture or non-renewal of any of the Company's Authorizations or could reasonably be expected to result in the imposition of any financial penalty in excess of $250,000 in the aggregate by the FCC upon the Company Authorizations. The FCC has granted, without the imposition of conditions outside the normal course, all consents necessary for transfer of control of the licensee subsidiaries which hold the USA Authorizations, and the Company has no reason to believe that such consents will be revoked or modified in any material manner, except as disclosed in the Offering Circular;

  (q)
  Neither the Company nor any of its subsidiaries has violated any foreign, federal, state or local law or regulation relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("Environmental Laws"), any provisions of the Employee Retirement Income Security Act of 1974, as amended, or any provisions of the Foreign Corrupt Practices Act or the rules and regulations promulgated thereunder, except for such violations which, singly or in the aggregate, would not have a material adverse effect on the business, financial condition or results of operation of the Company and its subsidiaries, taken as a whole;

  (r)
  There are no costs or liabilities associated with any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any Authorization, any related constraints on operating activities and any potential liabilities to third parties under Environmental Laws which would, singly or in the aggregate, have a material adverse effect on the business, financial condition or results of operations of the Company and its subsidiaries, taken as a whole;

  (s)
  The Company and each of its subsidiaries maintains insurance of the types and in the amounts generally deemed adequate for its business;

  (t)
  There is (i) no significant unfair labor practice complaint pending against the Company or any of its subsidiaries or, to the best knowledge of the Company and the Guarantors, threatened against any of them, before the National Labor Relations Board or any state or local labor relations board, and no significant grievance or more significant arbitration proceeding arising out of or under any collective bargaining agreement is so pending against the Company or any of its subsidiaries or, to the best knowledge of the Company and the Guarantors, threatened against any of them, and (ii) no significant strike, labor dispute, slowdown or stoppage pending against the Company or any of its subsidiaries or, to the best knowledge of the Company and the Guarantors, threatened against them or any of their subsidiaries except for such actions specified in clause (i) or (ii) above, which, singly or in the aggregate would not reasonably be expected to have a material adverse effect on the business, financial condition or results of operations of the Company and its subsidiaries, taken as a whole;

  (u)
  The consolidated financial statements included in or incorporated by reference into the Offering Circular (and any amendment or supplement thereto), together with related schedules and notes, present fairly the consolidated financial position, results of operations and changes in financial position of the Company and its subsidiaries on the basis stated therein at the respective dates or for the respective periods to which they apply; such statements and related schedules and notes have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved, except as disclosed therein; the supporting schedules, if any, included in the Offering Circular present fairly in accordance with generally accepted accounting principles the information required to be stated therein; and the other financial and statistical information and data set forth in the Offering Circular are, in all material respects, accurately presented and prepared on a basis consistent with such financial statements and the books and records of the Company. The pro forma financial information of the Company and its subsidiaries set forth in the Offering Circular has been prepared on a basis consistent with the historical financial statements of the Company and its subsidiaries, gives effect to the assumptions used in the preparation thereof on a reasonable basis and in good faith and presents fairly in all material respects the historical transactions described in the Offering Circular;

  (v)
  The Company and each of its subsidiaries maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences;

  (w)
  All material tax returns required to be filed by the Company and each of its subsidiaries in any jurisdiction have been filed, other than those filings being contested in good faith, and all material taxes, including withholding taxes, penalties and interest, assessments, fees and other charges due pursuant to such returns or pursuant to any assessment received by the Company or any of its subsidiaries have been paid, other than those being contested in good faith and for which adequate reserves have been provided;

  (x)
  The Company and its subsidiaries possess, or possess the right to use, the patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks and trade names (collectively, "Intellectual Property") presently employed by them in connection with the businesses now operated by them, and neither the Company nor any of the its subsidiaries has received any notice of infringement of or conflict with asserted rights of others with respect to the foregoing which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a material adverse change in the business, financial condition or results of operations of the Company and its subsidiaries, taken as a whole. The use of such Intellectual Property in connection with the business and operations of the Company and its subsidiaries does not, to the Company's knowledge, infringe in any material respect on the rights of any person;

  (y)
  To the best of the Company's knowledge, the Company is in compliance with and, upon consummation of the offering and sale of the Securities, the Company will take all commercially reasonable steps to remain in compliance with Section 310(b) of the Communications Act with respect to the collective debt and equity interests in the Company owned or voted, directly or indirectly, by aliens, entities organized under the laws of foreign governments, or the representatives of either, except for such noncompliance that will not have a material adverse effect on the business, financial condition or results of operations of the Company and its subsidiaries, taken as a whole. Further, as the Company's acquisition of USA is currently contemplated, upon the Time of Delivery and upon the completion of the acquisition of the subsidiaries of USA pursuant to that certain Stock Purchase Agreement between the Company and USA dated as of January 17, 2001, as amended, the Company will be, in compliance with the FCC's multiple ownership rules;

  (z)
  The Company has received executed commitments from lenders under the New Credit Facility in an aggregate amount not less than $1,245,000,000;

  (aa)
  Each certificate signed by any officer of the Company or any Guarantor and delivered to the Purchasers or counsel for the Purchasers shall be deemed to be a representation and warranty by the Company or such Guarantor to the Purchasers as to the matters covered thereby;

  (bb)
  The Company is subject to Section 13 or 15(d) of the Exchange Act;

  (cc)
  Neither the Company nor any Guarantor is, and after giving effect to the offering and sale of the Securities, will be an "investment company", as such term is defined in the United States Investment Company Act of 1940, as amended (the "Investment Company Act");

  (dd)
  Neither the Company nor any Guarantor, nor any person acting on its or their behalf has offered or sold the Securities by means of any general solicitation or general advertising within the meaning of Rule 502(c) under the Act or, with respect to Securities sold outside the United States to non-U.S. persons (as defined in Rule 902 under the Act), by means of any directed selling efforts within the meaning of Rule 902 under the Act and the Company, the Guarantors, any affiliate of the Company and any person acting on its or their behalf has complied with and will implement the "offering restriction" within the meaning of such Rule 902;

  (ee)
  Within the preceding six months, none of the Company, the Guarantors or any other person acting on behalf of the Company or the Guarantors has offered or sold to any person any Securities, or any securities of the same or a similar class as the Securities, other than Securities offered or sold to the Purchasers hereunder. The Company and the Guarantors will take reasonable precautions designed to insure that any offer or sale, direct or indirect, in the United States or to any U.S. person (as defined in Rule 902 under the Act) of any Securities or any substantially similar security issued by the Company and the Guarantors, within six months subsequent to the date on which the distribution of the Securities has been completed (as notified to the Company by Goldman, Sachs & Co.), is made under restrictions and other circumstances reasonably designed not to affect the status of the offer and sale of the Securities in the United States and to U.S. persons contemplated by this Agreement as transactions exempt from the registration provisions of the Act;

  (ff)
  None of the Company, any of the Guarantors or any of their affiliates does business with the government of Cuba or with any person or affiliate located in Cuba within the meaning of Section 517.075, Florida Statutes;

  (gg)
  No "nationally recognized statistical rating organization" as such term is defined for purposes of Rule 436(g)(2) under the Act has indicated to the Company that it is considering (i) the downgrading, suspension or withdrawal of, or any review for a possible change that does not indicate the direction of the possible change in, any rating assigned to the Company or any securities of the Company or (ii) any change in the outlook for any rating of the Company or any securities of the Company; and

  (hh)
  Arthur Andersen LLP, who have certified certain financial statements of the Company and its subsidiaries, and McGladrey & Pullen, LLP, who have certified certain financial statements of Entravision Communications Corporation, are each independent public accountants as required by the Act and the rules and regulations of the Commission thereunder.

    2.  Subject to the terms and conditions herein set forth, the Company and the Guarantors agree to issue and sell to each of the Purchasers, and each of the Purchasers agrees, severally and not jointly, to purchase from the Company, at a purchase price of 99.074% of the principal amount thereof, plus accrued interest, if any, from July 18, 2001 to the Time of Delivery hereunder, the principal amount of Securities set forth opposite the name of such Purchaser in Schedule I hereto.

    3.  Upon the authorization by you of the release of the Securities, the several Purchasers propose to offer the Securities for sale upon the terms and conditions set forth in this Agreement and the Offering Circular and each Purchaser hereby represents and warrants to, and agrees with the Company that:

  (a)
  It will offer and sell the Securities only to (i) persons who it reasonably believes are "qualified institutional buyers" ("QIBs") within the meaning of Rule 144A under the Act in transactions meeting the requirements of Rule 144A or (ii) upon the terms and conditions set forth in Annex I to this Agreement;

  (b)
  It is an Institutional Accredited Investor; and

  (c)
  It will not offer or sell the Securities by any form of general solicitation or general advertising, including but not limited to the methods described in Rule 502(c) under the Act.

  4.
  (a)    The Securities to be purchased by each Purchaser hereunder will be represented by one or more definitive global Securities in book-entry form which will be deposited by or on behalf of the Company with The Depository Trust Company ("DTC") or its designated custodian. The Company and the Guarantors will deliver the Securities to Goldman, Sachs & Co., for the account of each Purchaser, against payment by or on behalf of such Purchaser of the purchase price therefor by wire transfer of same day funds, by causing DTC to credit the Securities to the account of Goldman, Sachs & Co. at DTC. The Company and the Guarantors will cause the certificates representing the Securities to be made available to Goldman, Sachs & Co. for checking at least twenty-four hours prior to the Time of Delivery (as defined below) at the office of DTC or its designated custodian (the "Designated Office"). The time and date of such delivery and payment shall be 10:00 a.m., New York City time, on July 18, 2001 or such other time and date as Goldman, Sachs & Co. and the Company may agree upon in writing. Such time and date are herein called the "Time of Delivery".

  (b)
  The documents to be delivered at the Time of Delivery by or on behalf of the parties hereto pursuant to Section 7 hereof, including the cross-receipt for the Securities and any additional documents requested by the Purchasers pursuant to Section 7(i) hereof, will be delivered at such time and date at the offices of Latham & Watkins: 633 West Fifth Street, Suite 4000, Los Angeles, California 90071 (the "Closing Location"), and the Securities will be delivered at the Designated Office, all at the Time of Delivery. A meeting will be held at the Closing Location at 3:00 p.m., New York City time, on the New York Business Day next preceding the Time of Delivery, at which meeting the final drafts of the documents to be delivered pursuant to the preceding sentence will be available for review by the parties hereto. For the purposes of this Section 4, "New York Business Day" shall mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York are generally authorized or obligated by law or executive order to close.

    5.  Each of the Company and the Guarantors, jointly and severally, agrees with each of the Purchasers:

  (a)
  To prepare the Offering Circular in a form approved by you; to make no amendment or any supplement to the Offering Circular which shall be disapproved by you promptly after reasonable notice thereof; and to furnish you with copies thereof;

  (b)
  Promptly from time to time to take such action as you may reasonably request to qualify the Securities for offering and sale under the securities laws of such jurisdictions as you may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Securities, provided that in connection therewith neither the Company nor any of the Guarantors shall be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction;

  (c)
  To furnish the Purchasers with written and electronic copies of the Offering Circular and each amendment or supplement thereto in such quantities as you may from time to time reasonably request, and if, at any time prior to the completion of the distribution of the Securities or, if later, until such time as none of the Purchasers hold any Securities acquired directly from the Company, any event shall have occurred as a result of which the Offering Circular as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Offering Circular is delivered, not misleading, or, if for any other reason it shall be necessary or desirable during such same period to amend or supplement the Offering Circular, to notify you and upon your request to prepare and furnish without charge to each Purchaser and to any dealer in securities as many written and electronic copies as you may from time to time reasonably request of an amended Offering Circular or a supplement to the Offering Circular which will correct such statement or omission or effect such compliance;

  (d)
  During the period beginning from the date hereof and continuing until the date six months after the Time of Delivery, not to offer, sell, contract to sell or otherwise dispose of, except as provided hereunder or in the Registration Rights Agreement, any securities of the Company or the Guarantors that are substantially similar to the Notes or the Guarantees, without your prior written consent;

  (e)
  Not to be or become, at any time prior to the expiration of the earlier to occur of (i) the date on which none of the Securities and Exchange Securities, if any, are restricted securities within the meaning of Rule 144 of the Act and (ii) two years after the Time of Delivery, an open-end investment company, unit investment trust, closed-end investment company or face-amount certificate company that is or is required to be registered under Section 8 of the Investment Company Act;

  (f)
  At any time when the Company is not subject to Section 13 or 15(d) of the Exchange Act, for the benefit of holders from time to time of Securities, to furnish at its expense, upon request, to holders of Securities and prospective purchasers of securities information (the "Additional Issuer Information") satisfying the requirements of subsection (d)(4)(i) of Rule 144A under the Act and subsection (c)(2) of Rule 144 under the Act;

  (g)
  If requested by you, to use their best efforts to cause such Securities to be eligible for the PORTAL trading system of the National Association of Securities Dealers, Inc.;

  (h)
  To file with the Commission, not later than 15 days after the Time of Delivery, five copies of a notice on Form D under the Act (one of which will be manually signed by a person duly authorized by the Company); to otherwise comply with the requirements of Rule 503 under the Act; and to furnish promptly to you evidence of each such required timely filing (including a copy thereof);

  (i)
  During a period of three years from the date of the Offering Circular, to furnish to you copies of all reports or other communications (financial or other) furnished to stockholders of the Company or the Guarantors, and to deliver to you as soon as they are available, copies of any reports and financial statements furnished to or filed with the Commission or any securities exchange on which the Securities or any class of securities of the Company or any Guarantor is listed;

  (j)
  During the period of two years after the Time of Delivery, the Company will not, and will not permit any of its "affiliates" (as defined in Rule 144 under the Act) to, resell any of the Securities which constitute "restricted securities" under Rule 144 that have been reacquired by any of them;

  (k)
  The Company and the Guarantors shall file and use their best efforts to cause to be declared or become effective under the Act, on or prior to 150 days after the Time of Delivery, a registration statement on Form S-4 providing for the registration of (i) another series of debt securities of the Company and guarantees of the Guarantors, with terms identical to the Securities (the "Exchange Securities"), and the exchange of the Securities for the Exchange Securities, all in a manner which will permit persons who acquire the Exchange Securities to resell the Exchange Securities pursuant to Section 4(1) of the Act; and

  (l)
  To use the net proceeds received by the Company from the sale of the Securities pursuant to this Agreement in the manner specified in the Offering Circular under the caption "Use of Proceeds".

    6.  Each of the Company and the Guarantors, jointly and severally, covenants and agrees with the several Purchasers that the Company will pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Company's counsel and accountants in connection with the issue of the Securities and all other expenses in connection with the preparation, printing and filing of the Preliminary Offering Circular and the Offering Circular and any amendments and supplements thereto and the mailing and delivering of copies thereof to the Purchasers and dealers; (ii) the cost of printing or producing any Agreement among Purchasers, this Agreement, the Indenture, the New Credit Facility, the Blue Sky and Legal Investment Memoranda and any other documents in connection with the offering, purchase, sale and delivery of the Securities; (iii) all expenses in connection with the qualification of the Securities for offering and sale under state securities laws as provided in Section 5(b) hereof, including the fees and disbursements of counsel for the Purchasers in connection with such qualification and in connection with the Blue Sky and legal investment surveys; (iv) any fees charged by securities rating services for rating the Securities; (v) the cost of preparing the Securities and the Exchange Securities; (vi) the fees and expenses of the Trustee and any agent of the Trustee and the fees and disbursements of counsel for the Trustee in connection with the Indenture, the Securities and the Exchange Securities; (vii) any cost incurred in connection with the designation of the Securities for trading in PORTAL and all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section. It is understood, however, that, except as provided in this Section, and Sections 8 and 11 hereof, the Purchasers will pay all of their own costs and expenses, including the fees of their counsel, transfer taxes on resale of any of the Securities by them, and any advertising expenses connected with any offers they may make.

    7.  The obligations of the Purchasers hereunder shall be subject, in their discretion, to the condition that all representations and warranties and other statements of the Company and the Guarantors herein are, at and as of the Time of Delivery, true and correct, the condition that the Company and the Guarantors shall have performed all of their obligations hereunder theretofore to be performed, and the following additional conditions:

  (a)
  Latham & Watkins, counsel for the Purchasers, shall have furnished to you such opinion or opinions, dated the Time of Delivery, with respect to the matters covered in paragraphs (vi), (vii), (viii), (x), (xvi) and the last paragraph of subsection (b) below as well as such other related matters as you may reasonably request, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;

  (b)
  O'Melveny & Myers LLP, counsel for the Company and the Guarantors, shall have furnished to you their written opinion, dated the Time of Delivery, in form and substance satisfactory to you, to the effect that:
(i)	The Company and each of the Guarantors has been duly incorporated or organized, as applicable, and each is validly existing and in good standing under the laws of its state of incorporation or organization, with corporate or other organizational power to own its properties and assets and to carry on its business as described in the Offering Circular;

(ii)
The outstanding shares of the capital stock of each of the Guarantors have been duly authorized by all necessary corporate action on the part of such corporation, are validly issued, fully-paid and nonassessable, and are owned directly or indirectly of record by the Company, and the outstanding partnership interests in each Guarantor that is a partnership have been duly authorized by such partnership and (except as otherwise set forth in the Offering Circular) are owned directly or indirectly of record by the Company (such counsel being entitled to rely in respect of the opinion in this clause upon opinions of local counsel and with respect, provided that such counsel shall state that they believe that both you and they are justified in relying upon such opinions);
(iii)	The outstanding shares of the capital stock of the Company have been duly authorized by all necessary corporate action on the part of the Company and are validly issued, fully paid and nonassessable;
(iv)
The Company and each of the Guarantors is qualified as a foreign corporation to do business and is in good standing under the laws of each of the States identified in a certificate of an officer of the Company that sets forth the States in which the Company or any Guarantor owns or leases properties or conducts business and in which the failure to be so qualified would have a material adverse effect on the business, financial condition or results of operations of the Company and its subsidiaries taken as a whole;
(v)
Except for the matters described in the Offering Circular or in a schedule attached to such counsel's opinion, such counsel has not, since January 1, 2000, given substantive attention on behalf of the Company or any of its subsidiaries to, or represented the Company or any of its subsidiaries in connection with, any actions, suits or proceedings pending or threatened against the Company or any of its subsidiaries before any court, arbitrator or governmental agency;
(vi)
The execution, delivery and performance of this Agreement have been duly authorized by all necessary corporate action on the part of the Company and the Guarantors and this Agreement has been duly executed and delivered by the Company and the Guarantors;
(vii)
The Securities have been duly authorized by all necessary corporate action on the part of the Company and each of the Guarantors, have been executed by the Company and each of the Guarantors, and, upon payment for and delivery of the Securities in accordance with this Agreement and the authentication of the certificate or certificates representing the Securities by a duly authorized signatory of the trustee under the Indenture, will constitute legally valid and binding obligations of the Company and the Guarantors, enforceable against the Company and the Guarantors in accordance with their terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting creditor's rights generally (including, without limitation, fraudulent conveyance laws), and by general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief, regardless of whether considered in a proceeding in equity or at law (it being understood that such counsel need express no opinion with respect to the effect of the enforceability of the Guarantees against the Guarantors of Sections 544 and 548 of the U.S. Bankruptcy Code, Section 3439 et. seq. of the California Civil Code or Section 270 et. seq. of the New York Debtor and Creditor law relating to fraudulent transfers and obligations);

12

(viii)	The Indenture has been duly authorized by all necessary corporate action on the part of the Company and each of the Guarantors, has been executed by the Company and each of the Guarantors, and, assuming the due authorization, execution and delivery by the trustee under the Indenture, will constitute the legally valid and binding obligation of the Company and each of the Guarantors, enforceable against the Company and each of the Guarantors in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting creditor's rights generally (including, without limitation, fraudulent conveyance laws), and by general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief, regardless of whether considered in a proceeding in equity or at law;
(ix)
The Exchange Securities have been duly authorized by all necessary corporate action on the part of the Company and the Guarantors and, when duly executed in a manner contemplated by the Indenture and issued and delivered in exchange for the Securities in the manner contemplated in the Registration Rights Agreement, will be legally valid and binding obligations of the Company and the Guarantors, enforceable against the Company and the Guarantors in accordance with their terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting creditor's rights generally (including, without limitation, fraudulent conveyance laws), and by general principles of equity including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief, regardless of whether considered in proceeding in equity or at law (it being understood that such counsel need express no opinion with respect to the effect of the enforceability of the guarantees constituting part of the Exchanged Securities against the Guarantors of Sections 544 and 548 of the U.S. Bankruptcy Code, Section 3439 et. seq. of the California Civil Code or Section 270 et. seq. of the New York Debtor and Credit law relating to fraudulent transfers and obligations);
(x)
The Registration Rights Agreement has been duly authorized by all necessary corporate action on the part of the Company and the Guarantors, has been executed by the Company and each of the Guarantors, and constitutes the legally valid and binding obligations of the Company and the Guarantors, enforceable against the Company and the Guarantors in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting creditors rights generally (including, without limitation, fraudulent conveyance laws), and by general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief, regardless of whether considered in a proceeding in equity or at law, and except that no opinion need be expressed with respect to the provisions contained in Section 6 of the Registration Rights Agreement;

(xi)
The issuance and sale of the Securities, the execution and delivery by the Company and the Guarantors of this Agreement, the Indenture and the Registration Rights Agreement do not, and the Company's and the Guarantors' performance of their respective obligations under the Securities, the Indenture and the Registration Rights Agreement will not, (a) violate the Company's Certificate of Incorporation or Bylaws, (b) violate, breach or result in a default under any existing obligation of or restriction on the Company or any Guarantor under any agreement (the "Other Agreements") listed as an exhibit to the Company's most recent Annual Report on Form 10-K or Quarterly Report on Form 10-Q (or otherwise identified on Schedule I to such opinion), or (c) breach or otherwise violate any existing obligation of or restriction on the Company or any Guarantor under any order, judgment or decree of any court or governmental authority binding on the Company or any Guarantor identified in a certificate from an officer of the Company (it being understood that such counsel need express no opinion as to the effect of the Company's or any Guarantor's performance of its obligations under the Securities, Indenture or Registration Rights Agreement on their respective compliance with financial covenants in the Other Agreements, or regarding any federal securities law or blue sky or state or foreign securities laws);
(xii)
The issuance and sale of the Securities or the Exchange Securities or the consummation by the Company or the Guarantors of the transactions contemplated by this Agreement, the Indenture or the Registration Rights Agreement will not violate the current Delaware General Corporation Law or any current California, New York or Federal statute, rule or regulation that such counsel has, in the exercise of customary professional diligence, recognized as applicable to the Company or any of the Guarantors or to the transactions of the type contemplated by this Agreement, the Indenture or the Registration Rights Agreement, except such consents, approvals, authorizations, registrations or qualifications as may be required under states or foreign securities or blue sky laws in connection with the purchase and distribution of the Securities by the Purchasers (it being understood that such counsel need express no opinion with respect to Section 8 of this Agreement of Section 6 of the Registration Rights Agreement);
(xiii)
Based upon the representations, warranties and agreements of the Company and the Guarantors in Sections 1 and 5 of this Agreement and of the Purchasers in Section 3 of this Agreement (including Annex 1) and on the truth and accuracy of the representations and agreements made or deemed made by the purchasers of the Securities in the Offering Circular, no order, consent, permit or approval of any California, New York or Federal governmental authority is required on the part of the Company or any of the Guarantors for the execution and delivery of this Agreement or the Indenture or for the issuance and sale of the Securities, except such as may be required under any applicable state or foreign jurisdiction securities or blue sky laws;
(xiv)
The statements in the Offering Circular under the caption "Description of Notes", insofar as they purport to constitute a summary of the terms of the Securities, and under the captions "Certain Relationships and Related Transactions" and "Certain United States Federal Income Tax Considerations", insofar as they purport to summarize the provisions of laws and documents referred to therein, are accurate in all material respects;

(xv)
The Exchange Act Reports, on the respective dates they were filed, appeared on their face to comply in all material respects with the requirements as to form for reports on Form 10-K, Form 10-Q and Form 8-K, as the case may be, under the Exchange Act and the related rules and regulations in effect at the respective dates of their filing, except that such counsel need express no opinion concerning the financial statements and other financial information contained or incorporated by reference therein;
(xvi)
Based upon the representations as to matters of fact, warranties and agreements of the Company and the Guarantors in Sections 1 and 5 of this Agreement and of the Purchasers in Section 3 of this Agreement (including Annex 1) and on the truth and accuracy of the representations and agreements made or deemed to be made by the purchasers of the Securities contained in the Offering Circular, it is not necessary in connection with the offer, sale and delivery of the Securities to the Purchasers under this Agreement or in connection with the initial resale of such Securities by the Purchasers in accordance with this Agreement to register the Securities under the Act or to qualify the Indenture under the United States Trust Indenture Act of 1939; provided, however, that such counsel need express no opinion with respect to the conditions under which the Securities may be further resold; and
(xvii)	Neither the Company nor any of the Guarantors is an investment company under the Investment Company Act of 1940, as amended.

    In addition, such counsel shall state that in connection with such counsel's participation in conferences in connection with preparation of the Offering Circular, such counsel has not independently verified the accuracy, completeness or fairness of the statements contained or incorporated therein, and the limitations inherent in the examination made by such counsel and the knowledge available to such counsel are such that such counsel is unable to assume, and does not assume, any responsibility for such accuracy, completeness or fairness (except as otherwise specifically stated in paragraph (xiv) above). However, such counsel shall state that on the basis of such counsel's review of the Offering Circular and the documents incorporated by reference therein and its participation in conferences in connection with the preparation of the Offering Circular, such counsel does not believe that the Offering Circular and the documents incorporated therein, considered as a whole, as of its date or on the date of the opinion, contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading (however, such counsel need express no opinion or belief as to the financial statements and other financial information contained or incorporated by reference in the Offering Circular or in the documents incorporated therein by reference);

  (c)
  Shaw Pittman, special communications counsel for the Company and the Guarantors, shall have furnished to you their written opinion, dated the Time of Delivery, with respect to the matters set forth in Annex II hereto;

  (d)
  On the date of the Offering Circular prior to the execution of this Agreement and also at the Time of Delivery, Arthur Andersen shall have furnished to you a letter or letters, dated the respective dates of delivery thereof, in form and substance satisfactory to you, to the effect set forth in Annex III hereto;

  (e)
  (i) Neither the Company nor any of its subsidiaries shall have sustained since the date of the latest audited financial statements included in the Offering Circular any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Offering Circular, and (ii) since the respective dates as of which information is given in the Offering Circular there shall not have been any change in the capital stock or long-term debt of the Company or any of its subsidiaries or any change, or any development involving a prospective change, in or affecting the general affairs, management, financial position, stockholders' equity or results of operations of the Company and its subsidiaries, otherwise than as set forth or contemplated in the Offering Circular, the effect of which, in any such case described in clause (i) or (ii), is in the judgment of the Representative so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Securities on the terms and in the manner contemplated in this Agreement and in the Offering Circular;

  (f)
  On or after the date hereof (i) no downgrading shall have occurred in the rating accorded the Company's or any of the Guarantors' debt securities by any "nationally recognized statistical rating organization", as that term is defined by the Commission for purposes of Rule 436(g)(2) under the Act, and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company's or any of the Guarantors' debt securities;

  (g)
  On or after the date hereof there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the New York Stock Exchange; (ii) a suspension or material limitation in trading in the Company's securities on the New York Stock Exchange; (iii) a general moratorium on commercial banking activities declared by either Federal or New York or California State authorities; or (iv) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war, if the effect of any such event specified in this clause (iv) in the judgment of the Representative makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Securities on the terms and in the manner contemplated in the Offering Circular; or (v) the occurrence of any material adverse change in the existing, financial, political or economic conditions in the United States or elsewhere which, in the judgment of the Representative, would materially and adversely affect the financial markets for the Securities and other debt securities;

  (h)
  The Securities have been designated for trading on PORTAL;

  (i)
  The Company and the Guarantors shall have furnished or caused to be furnished to you at the Time of Delivery certificates of officers of the Company and the Guarantors satisfactory to you as to the accuracy of the representations and warranties of the Company and the Guarantors herein at and as of such Time of Delivery, as to the performance by the Company and the Guarantors of all of its obligations hereunder to be performed at or prior to such Time of Delivery, as to the matters set forth in subsections (e) and (f) of this Section and as to such other matters as you may reasonably request; and

  (j)
  The New Credit Facility shall have been duly authorized, executed and delivered by the Company, the Guarantors and each of their subsidiaries that is a party thereto. The Company shall have consummated the transactions contemplated by the New Credit Facility, including the repayment in full of the obligations outstanding under and the termination of the Credit Agreement dated as of September 26, 1996 among the Company, the lenders party thereto, Banque Paribas and The Chase Manhattan Bank, as managing agents, and The Chase Manhattan Bank, as administrative agent, as amended, and the Purchasers shall have received copies of counterparts, conformed as executed thereof and of all other documents and agreements entered into in connection therewith.

8.
(a) The Company and each of the Guarantors will, jointly and severally, indemnify and hold harmless each Purchaser against any losses, claims, damages or liabilities, joint or several, to which such Purchaser may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Offering Circular or the Offering Circular, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and will reimburse each Purchaser for any legal or other expenses reasonably incurred by such Purchaser in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that neither the Company nor the Guarantors shall be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Offering Circular or the Offering Circular or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Company by any Purchaser through Goldman, Sachs & Co. expressly for use therein; and provided, further, that with respect to any untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Offering Circular, the indemnity agreement contained in this subsection (a) shall not inure to the benefit of any Purchaser from whom the person asserting any such loss, claim, damage or liability purchased the Securities concerned if the Offering Circular corrected any such untrue statement or alleged untrue statement or omission or alleged omission and the Company provided such Purchaser with a sufficient number of copies of such corrected Offering Circular pursuant to Section 5(c) hereof and such Purchaser did not deliver a copy of the Offering Circular to such person.

  (b)
  Each Purchaser will indemnify and hold harmless the Company and the Guarantors against any losses, claims, damages or liabilities to which the Company or the Guarantors may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Offering Circular or the Offering Circular, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in any Preliminary Offering Circular or the Offering Circular or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Company by such Purchaser through Goldman, Sachs & Co. expressly for use therein; and will reimburse the Company and the Guarantors for any legal or other expenses reasonably incurred by the Company and the Guarantors in connection with investigating or defending any such action or claim as such expenses are incurred.

  (c)
  Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act, by or on behalf of any indemnified party.

  (d)
  If the indemnification provided for in this Section 8 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then, except to the extent (but only to the extent) that the indemnifying party suffers actual prejudice as a result of any failure by the indemnified party to notify the indemnifying party of any action as required by subsection (c) above, each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Guarantors on the one hand and the Purchasers on the other from the offering of the Securities. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (c) above, then, except to the extent (but only to the extent) that the indemnifying party suffers actual prejudice as a result of any failure by the indemnified party to notify the indemnifying party of any action as required by subsection (c) above, each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company and the Guarantors on the one hand and the Purchasers on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company and the Guarantors on the one hand and the Purchasers on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company and the Guarantors bear to the total underwriting discounts and commissions received by the Purchasers, in each case as set forth in the Offering Circular. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Guarantors on the one hand or the Purchasers on the other and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company, the Guarantors and the Purchasers agree that it would not be just and equitable if contribution pursuant to this subsection (d) were determined by pro rata allocation (even if the Purchasers were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (d), no Purchaser shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to investors were offered to investors exceeds the amount of any damages which such Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. The Purchasers' obligations in this subsection (d) to contribute are several in proportion to their respective underwriting obligations and not joint.

  (e)
  The obligations of the Company and the Guarantors under this Section 8 shall be in addition to any liability which the Company or the Guarantors may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Purchaser within the meaning of the Act; and the obligations of the Purchasers under this Section 8 shall be in addition to any liability which the respective Purchasers may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company or the Guarantors and to each person, if any, who controls the Company or the Guarantors within the meaning of the Act.

9.
(a) If any Purchaser shall default in its obligation to purchase the Securities which it has agreed to purchase hereunder, you may in your discretion arrange for you or another party or other parties to purchase such Securities on the terms contained herein. If within thirty-six hours after such default by any Purchaser you do not arrange for the purchase of such Securities, then the Company shall be entitled to a further period of thirty-six hours within which to procure another party or other parties satisfactory to you to purchase such Securities on such terms. In the event that, within the respective prescribed periods, you notify the Company that you have so arranged for the purchase of such Securities, or the Company notifies you that it has so arranged for the purchase of such Securities, you or the Company shall have the right to postpone the Time of Delivery for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Offering Circular, or in any other documents or arrangements, and the Company agrees to prepare promptly any amendments to the Offering Circular which in your opinion may thereby be made necessary. The term "Purchaser" as used in this Agreement shall include any person substituted under this Section with like effect as if such person had originally been a party to this Agreement with respect to such Securities.

(b)
If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Purchaser or Purchasers by you and the Company as provided in subsection (a) above, the aggregate principal amount of such Securities which remains unpurchased does not exceed one-eleventh of the aggregate principal amount of all the Securities, then the Company shall have the right to require each non-defaulting Purchaser to purchase the principal amount of Securities which such Purchaser agreed to purchase hereunder and, in addition, to require each non-defaulting Purchaser to purchase its pro rata share (based on the principal amount of Securities which such Purchaser agreed to purchase hereunder) of the Securities of such defaulting Purchaser or Purchasers for which such arrangements have not been made; but nothing herein shall relieve a defaulting Purchaser from liability for its default.

(c)
If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Purchaser or Purchasers by you and the Company as provided in subsection (a) above, the aggregate principal amount of Securities which remains unpurchased exceeds one-eleventh of the aggregate principal amount of all the Securities, or if the Company shall not exercise the right described in subsection (b) above to require non-defaulting Purchasers to purchase Securities of a defaulting Purchaser or Purchasers, then this Agreement shall thereupon terminate, without liability on the part of any non-defaulting Purchaser or the Company or the Guarantors, except for the expenses to be borne by the Company, the Guarantors and the Purchasers as provided in Section 6 hereof and the indemnity and contribution agreements in Section 8 hereof; but nothing herein shall relieve a defaulting Purchaser from liability for its default.

10.
The respective indemnities, agreements, representations, warranties and other statements of the Company, the Guarantors and the several Purchasers, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Purchaser or any controlling person of any Purchaser, the Guarantors or the Company, or any officer or director or controlling person of the Company, and shall survive delivery of and payment for the Securities.

11.
If this Agreement shall be terminated pursuant to Section 9 hereof, neither the Company nor the Guarantors shall then be under any liability to any Purchaser except as provided in Sections 6 and 8 hereof; but, if for any other reason, the Securities are not delivered by or on behalf of the Company as provided herein, the Company and the Guarantors, jointly and severally, will reimburse the Purchasers through you for all out-of-pocket expenses approved in writing by you, including fees and disbursements of counsel, reasonably incurred by the Purchasers in making preparations for the purchase, sale and delivery of the Securities, but neither the Company nor the Guarantors shall then be under no further liability to any Purchaser except as provided in Sections 6 and 8 hereof.

12.
In all dealings hereunder, you shall act on behalf of each of the Purchasers, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Purchaser made or given by you jointly or by Goldman, Sachs & Co. on behalf of you as the representative.

    All statements, requests, notices and agreements hereunder shall be in writing, and if to the Purchasers shall be delivered or sent by mail, telex or facsimile transmission to you as the representative in care of Goldman, Sachs & Co., 32 Old Slip, 21st Floor, New York, New York 10005, Attention: Registration Department; and if to the Company or the Guarantors shall be delivered or sent by mail, telex or facsimile transmission to the address of the Company set forth in the Offering Circular, Attention: Secretary; provided, however, that any notice to a Purchaser pursuant to Section 8(c) hereof shall be delivered or sent by mail, telex or facsimile transmission to such Purchaser at its address set forth in its Purchasers' Questionnaire, or telex constituting such Questionnaire, which address will be supplied to the Company by you upon request. Any such statements, requests, notices or agreements shall take effect upon receipt thereof.

13.
This Agreement shall be binding upon, and inure solely to the benefit of, the Purchasers, the Company, the Guarantors and, to the extent provided in Sections 8 and 10 hereof, the officers and directors of the Company or the Guarantors and each person who controls the Company, the Guarantors or any Purchaser, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the Securities from any Purchaser shall be deemed a successor or assign by reason merely of such purchase.

14.
Time shall be of the essence of this Agreement.

15.
This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

16.
This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such respective counterparts shall together constitute one and the same instrument.

17.
The Company and the Guarantors are authorized, subject to applicable law, to disclose any and all aspects of this potential transaction that are necessary to support any U.S. federal income tax benefits expected to be claimed with respect to such transaction, without the Purchasers imposing any limitation of any kind.

[signature pages follow]

    If the foregoing is in accordance with your understanding, please sign and return to us six counterparts hereof, and upon the acceptance hereof by you, on behalf of each of the Purchasers, this letter and such acceptance hereof shall constitute a binding agreement between each of the Purchasers, the Company and the Guarantors. It is understood that your acceptance of this letter on behalf of each of the Purchasers is pursuant to the authority set forth in a form of Agreement among Purchasers, the form of which shall be submitted to the Company for examination upon request, but without warranty on your part as to the authority of the signers thereof.

                      Very truly yours,

UNIVISION COMMUNICATIONS, INC.
By:	/s/ C. DOUGLAS KRANWINKLE
Name: C. Douglas Kranwinkle Title: Executive Vice President and General Counsel
SUNSHINE ACQUISITION CORP.
By:	/s/ ROBERT V. CAHILL
Name: Robert V. Cahill Title: Vice President and Secretary
SUNSHINE ACQUISITION L.P.
By:	Sunshine Acquisition Corp. its General Partner
By:	/s/ ROBERT V. CAHILL
Name: Robert V. Cahill Title: Vice President and Secretary
THE UNIVISION NETWORK LIMITED PARTNERSHIP
By:	Univision Communications Inc. its General Partner
By:	/s/ C. DOUGLAS KRANWINKLE
Name: C. Douglas Kranwinkle Title: Executive Vice President and General Counsel

S–1

PTI HOLDINGS, INC.
By:	/s/ ROBERT V. CAHILL
Name: Robert V. Cahill Title: Vice President and Secretary
UNIVISION TELEVISION GROUP, INC.
By:	/s/ ROBERT V. CAHILL
Name: Robert V. Cahill Title: Vice President and Secretary
KWEX LICENSE PARTNERSHIP, G.P.
By:	Univision Television Group, Inc. its Controlling General Partner
By:	/s/ ROBERT V. CAHILL
Name: Robert V. Cahill Title: Vice President and Secretary
KUVN LICENSE PARTNERSHIP, G.P.
By:	Univision Television Group, Inc. its Controlling General Partner
By:	/s/ ROBERT V. CAHILL
Name: Robert V. Cahill Title: Vice President and Secretary
KMEX LICENSE PARTNERSHIP, G.P.
By:	Univision Television Group, Inc. its Controlling General Partner
By:	/s/ ROBERT V. CAHILL
Name: Robert V. Cahill Title: Vice President and Secretary

S–2

KDTV LICENSE PARTNERSHIP, G.P.
By:	Univision Television Group, Inc. its Controlling General Partner
By:	/s/ ROBERT V. CAHILL
Name: Robert V. Cahill Title: Vice President and Secretary
KFTV LICENSE PARTNERSHIP, G.P.
By:	Univision Television Group, Inc. its Controlling General Partner
By:	/s/ ROBERT V. CAHILL
Name: Robert V. Cahill Title: Vice President and Secretary
KTVW LICENSE PARTNERSHIP, G.P.
By:	Univision Television Group, Inc. its Controlling General Partner
By:	/s/ ROBERT V. CAHILL
Name: Robert V. Cahill Title: Vice President and Secretary

S–3

KXLN LICENSE PARTNERSHIP, G.P.
By:	Univision Television Group, Inc. its Controlling General Partner
By:	/s/ ROBERT V. CAHILL
Name: Robert V. Cahill Title: Vice President and Secretary
WGBO LICENSE PARTNERSHIP, G.P.
By:	Univision Television Group, Inc. its Controlling General Partner
By:	/s/ ROBERT V. CAHILL
Name: Robert V. Cahill Title: Vice President and Secretary
WXTV LICENSE PARTNERSHIP, G.P.
By:	Univision Television Group, Inc. its Controlling General Partner
By:	/s/ ROBERT V. CAHILL
Name: Robert V. Cahill Title: Vice President and Secretary
WLTV LICENSE PARTNERSHIP, G.P.
By:	Univision Television Group, Inc. its Controlling General Partner
By:	/s/ ROBERT V. CAHILL
Name: Robert V. Cahill Title: Vice President and Secretary

S–4

KUVS LICENSE PARTNERSHIP, G.P.
By:	Univision Television Group, Inc. its Controlling General Partner
By:	/s/ ROBERT V. CAHILL
Name: Robert V. Cahill Title: Vice President and Secretary
KUVI LICENSE PARTNERSHIP, G.P.
By:	Univision Television Group, Inc. its Controlling General Partner
By:	/s/ ROBERT V. CAHILL
Name: Robert V. Cahill Title: Vice President and Secretary
GALAVISION, INC.
By:	/s/ ROBERT V. CAHILL
Name: Robert V. Cahill Title: Vice President and Secretary
UNIVISION-EV HOLDINGS, LLC
By:	/s/ GEORGE W. BLANK
Name: George W. Blank Title: Manager
UNIVISION ONLINE, INC.
By:	/s/ ROBERT V. CAHILL
Name: Robert V. Cahill Title: Vice President and Secretary
UNIVISION MUSIC, INC.
By:	/s/ ROBERT V. CAHILL
Name: Robert V. Cahill Title: Vice President and Secretary

S–5

UNIVISION ACQUISITION CORP.
By:	/s/ ROBERT V. CAHILL
Name: Robert V. Cahill Title: Executive Vice President
UNIVISION OF DALLAS INC.
By:	/s/ ROBERT V. CAHILL
Name: Robert V. Cahill Title: Executive Vice President
UNIVISION OF ATLANTA INC.
By:	/s/ ROBERT V. CAHILL
Name: Robert V. Cahill Title: Executive Vice President
UNIVISION OF HOLLYWOOD, FLORIDA INC.
By:	/s/ ROBERT V. CAHILL
Name: Robert V. Cahill Title: Executive Vice President
UNIVISION SPANISH MEDIA INC.
By:	/s/ ROBERT V. CAHILL
Name: Robert V. Cahill Title: Executive Vice President
STATION WORKS LLC
By:	Univision Acquisition Corp. its Sole Member
By:	/s/ ROBERT V. CAHILL
Name: Robert V. Cahill Title: Executive Vice President

S–6

UNIVISION PARTNERSHIP OF DALLAS
By:	Univision Dallas LLC its Managing General Partner
By:	Univision of Dallas Inc.
By:	/s/ ROBERT V. CAHILL
Name: Robert V. Cahill Title: Executive Vice President
UNIVISION PARTNERSHIP OF ATLANTA
By:	Atlanta Station LLC its Managing General Partner
By:	Univision of Atlanta Inc.
By:	/s/ ROBERT V. CAHILL
Name: Robert V. Cahill Title: Executive Vice President
UNIVISION PARTNERSHIP OF HOLLYWOOD, FLORIDA
By:	Hollywood Florida Station LLC its Managing General Partner
By:	Univision of Hollywood, Florida Inc.
By:	/s/ ROBERT V. CAHILL
Name: Robert V. Cahill Title: Executive Vice President
UNIVISION OF PUERTO RICO INC.
By:	/s/ ROBERT V. CAHILL
Name: Robert V. Cahill Title: Executive Vice President

S–7

Accepted as of the date hereof:

Goldman, Sachs & Co.

  BNP Paribas Securities Corp.
  J.P. Morgan Securities Inc.
  Banc of America Securities
  LLC BNY Capital Markets, Inc.
  Fleet Securities, Inc.
  Mizuho International plc
  UBS Warburg LLC

By:	/s/ GOLDMAN, SACHS & CO.
(Goldman, Sachs & Co.) On behalf of each of the Purchasers

S–8

SCHEDULE I

Purchaser	Principal Amount of Securities to be Purchased
Goldman, Sachs & Co.	$250,000,000
BNP Paribas Securities Corp	62,500,000
J.P. Morgan Securities Inc.	62,500,000
Banc of America Securities LLC	25,000,000
BNY Capital Markets, Inc.	25,000,000
Fleet Securities, Inc.	25,000,000
Mizuho International plc	25,000,000
UBS Warburg LLC	25,000,000

Total	$500,000,000

SCHEDULE II

Guarantors
Sunshine Acquisition Corp.
Sunshine Acquisition L.P.
The Univision Network Limited Partnership
PTI Holdings, Inc.
Univision Television Group, Inc.
KWEX License Partnership, G.P., a California general partnership
KUVN License Partnership, G.P., a California general partnership
KMEX License Partnership, G.P., a California general partnership
KDTV License Partnership, G.P., a California general partnership
KFTV License Partnership, G.P., a California general partnership
KTVW License Partnership, G.P., a California general partnership
KXLN License Partnership, G.P., a California general partnership
WGBO License Partnership, G.P., a California general partnership
WXTV License Partnership, G.P., a California general partnership
WLTV License Partnership, G.P., a California general partnership
KUVS License Partnership, G.P., a California general partnership
KUVI License Partnership, G.P., a California general partnership
Galavision, Inc.
Univision-EV Holdings, LLC
Univision Online, Inc.
Univision Music, Inc.
Univision Acquisition Corp.
Univision of Dallas, Inc.
Univision of Atlanta Inc.
Univision of Hollywood, Florida Inc.
Univision Spanish Media Inc.
Station Works, LLC
Univision Partnership of Dallas
Univision Partnership of Atlanta
Univision Partnership of Hollywood, Florida
Univision of Puerto Rico Inc.

ANNEX I

    (1)  The Securities have not been and will not be registered under the Act and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons except in accordance with Regulation S under the Act or pursuant to an exemption from the registration requirements of the Act. Each Purchaser represents that it has offered and sold the Securities, and will offer and sell the Securities (i) as part of their distribution at any time and (ii) otherwise until 40 days after the later of the commencement of the offering and the Time of Delivery, only in accordance with Rule 903 of Regulation S, Rule 144A or pursuant to Paragraph 2 of this Annex I under the Act. Accordingly, each Purchaser agrees that neither it, its affiliates nor any persons acting on its or their behalf has engaged or will engage in any directed selling efforts with respect to the Securities, and it and they have complied and will comply with the offering restrictions requirement of Regulation S. Each Purchaser agrees that, at or prior to confirmation of sale of Securities (other than a sale pursuant to Rule 144A) or pursuant to Paragraph 2 of this Annex I, it will have sent to each distributor, dealer or person receiving a selling concession, fee or other remuneration that purchases Securities from it during the restricted period a confirmation or notice to substantially the following effect:

      "The Securities covered hereby have not been registered under the U.S. Securities Act of 1933 (the "Securities Act") and may not be offered and sold within the United States or to, or for the account or benefit of, U.S. persons (i) as part of their distribution at any time or (ii) otherwise until 40 days after the later of the commencement of the offering and the closing date, except in either case in accordance with Regulation S (or Rule 144A if available) under the Securities Act. Terms used above have the meaning given to them by Regulation S."

    Terms used in this paragraph have the meanings given to them by Regulation S.

    Each Purchaser further agrees that it has not entered and will not enter into any contractual arrangement with respect to the distribution or delivery of the Securities, except with its affiliates or with the prior written consent of the Company.

    In addition,

  (A)
  except to the extent permitted under U.S. Treas. Reg. § 1.163-5(c)(2)(i)(D) (the "D Rules"), (i) each Purchaser agrees that it has not offered or sold, and during the restricted period will not offer or sell, Securities in bearer form to a person who is within the United States or its possessions or to a U.S. person, and (ii) it has not delivered and will not deliver within the United States or its possessions definitive Securities in bearer form that are sold during the restricted period;

  (B)
  each Purchaser represents and agrees that it has, and throughout the restricted period will have, in effect procedures reasonably designed to ensure that its employees or agents who are directly engaged in selling Securities in bearer form are aware that such Securities may not be offered or sold during the restricted period to a person who is within the United States or its possessions or to a United States person, except as permitted by the D Rules;

  (C)
  if it is a United States person, each such Purchaser represents that it is acquiring the Securities in bearer form for purposes of resale in connection with their original issuance and if it retains Securities in bearer form for its own account, it will only do so in accordance with the requirements of U.S. Treas. Reg. § 1.163-5(c)(2)(i)(D)(6); and

  (D)
  with respect to each affiliate that acquires from it Securities in bearer form for the purpose of offering or selling such Securities during the restricted period, such Purchaser either (i) repeats and confirms the representations and agreements contained in clauses (A), (B) and (C) on its behalf or (ii) agrees that it will obtain from such affiliate for the Company's benefit the representations and agreements contained in clauses (A), (B) and (C).

Terms used in this paragraph have the meanings given to them by the United States Internal Revenue Code and regulations thereunder, including the D Rules.

    (2)  Notwithstanding the foregoing, Securities in registered form may be offered, sold and delivered by the Purchasers in the United States and to U.S. persons pursuant to Section 3 of this Agreement without delivery of the written statement required by paragraph (1) above.

    (3)  Each Purchaser further represents and agrees that (i) it has not offered or sold and prior to the date six months after the date of issue of the Securities will not offer or sell any Securities to persons in the United Kingdom except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses or otherwise in circumstances which have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995, (b) it has complied, and will comply, with all applicable provisions of the Financial Services Act of 1986 of Great Britain with respect to anything done by it in relation to the Securities in, from or otherwise involving the United Kingdom, and (c) it has only issued or passed on and will only issue or pass on in the United Kingdom any document received by it in connection with the issuance of the Securities to a person who is of a kind described in Article 11(3) of the Financial Services Act 1986 (Investment Advertisements) (Exemptions) Order 1996 of Great Britain or is a person to whom the document may otherwise lawfully be issued or passed on.

    (4)  Each Purchaser agrees that it will not offer, sell or deliver any of the Securities in any jurisdiction outside the United States except under circumstances that will result in compliance with the applicable laws thereof, and that it will take at its own expense whatever action is required to permit its purchase and resale of the Securities in such jurisdictions. Each Purchaser understands that no action has been taken to permit a public offering in any jurisdiction outside the United States where action would be required for such purpose. Each Purchaser agrees not to cause any advertisement of the Securities to be published in any newspaper or periodical or posted in any public place and not to issue any circular relating to the Securities, except in any such case with Goldman, Sachs & Co.'s express written consent and then only at its own risk and expense.

2

ANNEX II

    Shaw Pittman FCC Opinion

July      , 2001

Goldman Sachs & Co.
As representative of the several
  Purchasers referred to below,
2121 Avenue of the Stars
Suite 2600
Los Angeles, CA 90067

Re: Univision Communications Inc.

Ladies and Gentlemen:

    We have acted as special communications counsel for Univision Communications Inc. (the "Company"), and each of the entities listed on Attachment A hereto (each a "Guarantor" and collectively, the "Guarantors") and have represented the Company and the Guarantors as Federal Communications Commission ("FCC") counsel only, in connection with the Purchase Agreement ("Purchase Agreement"), dated as of             ,  among the Company, the Purchasers named in Schedule I thereto (the "Purchasers"), and Goldman Sachs & Co. as representative of the Purchasers. This opinion is being delivered pursuant to Section 7(c) of the Purchase Agreement.

    In rendering this opinion, we are engaged and acting solely as special communications counsel for the Company and its Guarantors, and we are not engaged or acting as counsel of any type for you or any other person or entity. Each capitalized term used but not defined herein shall have its respective meaning set forth in the Purchase Agreement. When used herein, "or" shall mean "and/or" unless the context otherwise requires.

    This opinion is limited strictly to matters arising under the Communications Act of 1934, as amended, and the published rules, regulations, and policies promulgated thereunder by the FCC (collectively, "Communications Laws"), and we express no opinion on any other matter whatsoever. Furthermore, this opinion is limited to the opinions expressly stated herein. No implication shall be drawn from anything herein that has the effect of extending any such opinion beyond what is expressly stated in such opinion.

    In connection with the issuance of this letter, we have examined only publicly available records of the FCC regarding the Stations (as defined below) located at the FCC's principal offices in Washington, D.C, which we examined during a period commencing on              , 2001 and ending on              , 2001 (the "Examination Time"). In rendering this opinion, we have assumed the absence of changes in such records since our examination of them. We have examined no other records. With respect to questions of fact relevant to the opinions expressed herein, we have assumed and relied upon, without independent inquiry or verification by us, the accuracy and completeness of: (a) all statements, certifications, representations, and warranties set forth in the Purchase Agreement, (b) all verbal confirmations, if any, by FCC staff members regarding outstanding complaints, if any, pending before the FCC with respect to the Stations; and (c) all information located in the publicly available files of the FCC in Washington, D.C. (such FCC information, "FCC Review Materials"). We have not examined or investigated the records that may be available in any other office of the FCC. You should be aware that certain records of the FCC, such as those subject to the federal Freedom of Information Act, are public as a matter of law. Such records, however, may not have been included in the FCC Review Materials at the time that we examined those materials in connection with this opinion. Accordingly, we express no opinion regarding the completeness of the FCC Review Materials at the time we reviewed them. Furthermore, there may be records of matters pending at the FCC that were not available for inspection by the public as a matter of law and that, therefore, we did not examine.

    We have examined an unexecuted copy of the Purchase Agreement dated as of        , 2001, as provided to us. In rendering this opinion, we have assumed without investigation the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents examined by us, whether or not they are originals, the conformity of all copies or facsimile transmissions to the originals of the same, whether or not they are certified to be true copies, the conformity of all unexecuted documents presented to us as final versions thereof to the executed originals of the same, the accuracy and completeness of all public records, including but not limited to those of the FCC, and the absence of changes through the date hereof in the FCC records that we examined during the Examination Time.

    The opinions expressed in this letter are based upon the current law and facts presently known to us, and are not guarantees or assurances of any future fact, event, occurrence, omission, or condition or that any law, statute, rule, regulation, policy, order, case, or interpretation of the same will not change in the future. Moreover, this letter expresses opinions only as of the date of this letter and we specifically disclaim all responsibility whatsoever for advising you of changes in matters addressed herein occurring after such date.

    We have undertaken no on-site inspection or visual or aural monitoring whatsoever of the Company or the Guarantors, properties of the Company or the Guarantors, or the Stations, and, except as otherwise specifically stated herein, we have undertaken no independent inquiry whatsoever of any of the matters addressed in this opinion. Furthermore, we have no firsthand knowledge of the citizenship, attributable or non-attributable media interests, or character or other qualifications under the Communications Laws of the Company or the Guarantors, their principals, or any other person or entity having any present or proposed connection with the Company or the Guarantors, and therefore express no opinion with respect thereto.

    As used in this letter, the phrases "our knowledge," "known to us," or "we are presently aware" or similar phrases mean the current actual knowledge, that is, the conscious awareness of facts or other information, of lawyers currently affiliated with this firm who have given substantive legal attention to representation of the Company or the Guarantors in connection with the transactions contemplated under the Agreement, including but not limited to the preparation of this letter, but except as otherwise expressly stated herein, we have undertaken no investigation with respect to such facts or information.

    We express no opinion whatsoever in this letter as to your qualifications under the Communications Laws, or such qualifications of your assigns, if any, to have an ownership interest in or to control, directly or indirectly, any license or other authorization issued by the FCC or any person or entity holding such license or authorization. Moreover, the Company holds certain attributable interests in Entravision Communications Corporation, an entity that directly or indirectly owns and operates broadcast stations subject to the jurisdiction of the FCC. We express no opinion whatsoever in this letter as to any matters affecting Entravision Communications Corporation or the Company's interest in it.

    Based upon the foregoing, and subject in all respects to the qualifications and limitations set forth in this letter and in reliance on the January 26, 1996 Report of the Subcommittee on Legal Opinions of the Transactional Practice Committee of the Federal Communications Bar Association ("FCBA Accord"), we are of the opinion that:

1.
Except as set forth in Attachment B hereto, the entities identified in Attachment A hereto hold the FCC licenses and authorizations for the full power and low power television stations specified on Attachment B (the "UCI Stations"). Except as noted on Attachment B hereto, Attachment B includes all FCC licenses, permits or authorizations necessary for the entities identified as licensees on Attachment B to operate the class of station identified on Attachment B to serve the community of license identified on Attachment B. Except as noted in Attachment B hereto, all of the FCC licenses, permits or authorizations identified in Attachment B hereto are in full force and effect.

2.
Except as set forth in Attachment B hereto, and for rulemaking proceedings or similar proceedings of or orders of general applicability to entities such as the Company or its Affiliates or to facilities such as the UCI Stations, to our knowledge, there is not now issued, pending, or overtly threatened in writing any judgment, decree, order, action, investigation, or proceeding by the FCC against the Company or any of its Affiliates or the Stations that would reasonably be expected to have a material adverse effect upon the Company, its Affiliates or the Stations.

3.
The execution, delivery, and performance in accordance with its terms of the Purchase Agreement by the Company and each Guarantor that is a party thereto does not require any authorization, consent, approval, or filing of or with the FCC not previously obtained or made, and does not violate the Communications Laws, except that (a) copies of certain documents, including but not limited to the Purchase Agreement, may be required to be filed with the FCC pursuant to 47 C.F.R. § 73.3613, (b) from time to time, the Company and its affiliates may be required to obtain certain authorizations from or to make certain filings with the FCC that would be required in their ordinary course of business, (c) in connection with the exercise of any rights or remedies under the Purchase Agreement by you, or your assigns, if any, that involves disposition of voting stock in the Company, its affiliates or the Guarantors, the Communications Laws may require that such disposition be accomplished by public or private arm's-length sale or other means acceptable to the FCC, and (d) prior to exercise of any rights or remedies under the Purchase Agreement by you, or your assigns, if any, which involves the exercise of voting rights of the stock in the Company, an assignment of any of the full or low power television licenses held directly or indirectly by the Company or a transfer of control of the Company, FCC consents and notifications with respect to such exercise may be required to be timely obtained or made; provided, however, that we express no opinion whatsoever as to the likelihood of obtaining such consents.

    This opinion is (i) solely for your information in connection with the transactions contemplated under the Purchase Agreement, and that of your permitted assigns under the Purchase Agreement but the opinion speaks only as of its date and your assigns have no greater rights than the named addressee(s), (ii) not to be relied upon by any other person or entity for any reason whatsoever, (iii) not to be quoted in whole or in part or otherwise referred to in any document except as directly a part of and related to such transactions, and (iv), except as otherwise required by applicable law, not to be filed with or provided to any government agency or any other entity or person whatsoever. We hereby consent to reliance hereon by any future participants or assigns of your interest in the Purchase Agreement.

Very truly yours,

SHAW PITTMAN

Attachments

Attachment A

Guarantors
Sunshine Acquisition Corp.
Sunshine Acquisition L.P.
The Univision Network Limited Partnership
PTI Holdings, Inc.
Univision Television Group, Inc.
KWEX License Partnership, G.P., a California general partnership
KUVN License Partnership, G.P., a California general partnership
KMEX License Partnership, G.P., a California general partnership
KDTV License Partnership, G.P., a California general partnership
KFTV License Partnership, G.P., a California general partnership
KTVW License Partnership, G.P., a California general partnership
KXLN License Partnership, G.P., a California general partnership
WGBO License Partnership, G.P., a California general partnership
WXTV License Partnership, G.P., a California general partnership
WLTV License Partnership, G.P., a California general partnership
KUVS License Partnership, G.P., a California general partnership
KUVI License Partnership, G.P., a California general partnership
Galavision, Inc.
Univision-EV Holdings, LLC
Univision Online, Inc.
Univision Music, Inc.
Univision Acquisition Corp.
Univision of Dallas, Inc.
Univision of Atlanta Inc.
Univision of Hollywood, Florida Inc.
Univision Spanish Media Inc.
Station Works, LLC
Univision Partnership of Dallas
Univision Partnership of Atlanta
Univision Partnership of Hollywood, Florida
Univision of Puerto Rico Inc.

Attachment B

KDTV(TV), San Francisco, California, Channel 14
Licensee:	KDTV License Partnership, G.P.
Renewal Expiration:	12/1/2006
KDTV-LP, Santa Rosa, California, Channel 28
Licensee:	KDTV License Partnership, G.P.
Renewal Expiration:	12/1/2006
KFTV(TV), Hanford, California, Channel 21
Licensee:	KFTV License Partnership, G.P.
Renewal Expiration:	12/1/2006
KABE-LP, Bakersfield, California, Channel 39[1]
Licensee:	KFTV License Partnership, G.P.
Renewal Expiration:	12/1/2006
KMEX-TV, Los Angeles, California, Channel 34[2]
Licensee:	KMEX License Partnership, G.P.
Renewal Expiration:	12/1/2006
KTVW-TV, Phoenix, Arizona, Channel 33
Licensee:	KTVW License Partnership, G.P.
Renewal Expiration:	10/1/2006
KUVE-LP, Tucson, Arizona, Channel 52[3]
Licensee:	KTVW License Partnership, G.P.
Renewal Expiration:	10/1/2006
K48GX, Tucson, Arizona, Channel 48[4]
Licensee:	KTVW License Partnership, G.P.
Renewal Expiration:	N/A
KUVI(TV), Bakersfield, California, Channel 45
Licensee:	KUVI License Partnership, G.P.
Renewal Expiration:	12/1/2006
KUVN(TV), Garland, Texas, Channel 23
Licensee:	KUVN License Partnership, G.P.
Renewal Expiration:	8/1/2006
KUVN-LP, Fort Worth, Texas, Channel 31[5]
Licensee:	KUVN License Partnership, G.P.
Renewal Expiration:	8/1/2006
KUVS(TV), Modesto, California, Channel 19
Licensee:	KUVS License Partnership, G.P.
Renewal Expiration:	12/1/2006
KWEX-TV, San Antonio, Texas, Channel 41
Licensee:	KWEX License Partnership, G.P.
Renewal Expiration:	8/1/2006
K31FM, Austin, Texas, Channel 31
Licensee:	KWEX License Partnership, G.P.
Renewal Expiration:	8/1/2006

KXLN-TV, Rosenberg, Texas, Channel 45
Licensee:	KXLN License Partnership, G.P.
Renewal Expiration:	8/1/2006
WGBO-TV, Joliet, Illinois, Channel 66
Licensee:	WGBO License Partnership, G.P.
Renewal Expiration:	12/1/2005
WLTV(TV), Miami, Florida, Channel 23
Licensee:	WLTV License Partnership, G.P.
Renewal Expiration:	2/1/2005
WXTV(TV), Paterson, New Jersey, Channel 41
Licensee:	WXTV License Partnership, G.P.
Renewal Expiration:	6/1/2007
WXTV-LP, Philadelphia, Pennsylvania, Channel 28
Licensee:	WXTV License Partnership, G.P.
Renewal Expiration:	8/1/2007
W47AD, Hartford, Connecticut, Channel 47[6]
Licensee:	WXTV License Partnership, G.P.
Renewal Expiration:	4/1/2007
KSTR-TV, Irving, Texas, Channel 49[7]
Licensee:	Univision Partnership of Dallas
Renewal Expiration:	8/1/2006
WAMI-TV, Hollywood, Florida, Channel 69[7]
Licensee:	Univision Partnership of Hollywood, Florida
Renewal Expiration:	2/1/2005
WHOT-TV, Athens, Georgia, Channel 34[7]
Licensee:	Univision Partnership of Atlanta
Renewal Expiration:	4/1/200

1
On June 1, 1998, KFTV License Partnership, G.P. filed an application seeking displacement relief to change the channel of operation of KABE-LP from Channel 39 to Channel 31 due to the impact of full power television station digital operations. This application was mutually exclusive with another low power television applicant seeking similar displacement relief. On November 25, 1998, a Joint Request for Approval of Settlement Agreement was filed with the FCC seeking the FCC's consent to a Settlement Agreement whereby KABE-LP would be awarded the construction permit for Channel 31. On January 16, 2001, a minor amendment to the displacement application was filed. This application, amendment and Joint Request for Approval of Settlement Agreement are currently pending.

2
On October 28, 1999, KMEX License Partnership, G.P. filed an application for KMEX-TV seeking consent to the construction of a new digital facility on Channel 35. The application was granted on March 16, 2001. The construction permit will expire on May 1, 2002. On April 26, 2001, ABC Holding Company, licensee of KABC-TV, Los Angeles, California filed a Petition for Reconsideration of the grant. The petitioner has requested dismissal of the Petition pursuant to a settlement agreement.

3
On June 1, 1998, KTVW License Partnership, G.P. filed an application seeking displacement relief to change the channel of operation of KUVE-LP from Channel 52 to Channel 38 due to the impact of full power television station digital operations. The application was granted on January 22, 2001. The construction permit will expire on January 22, 2004.

4
On June 14, 1988, KTVW License Partnership, G.P. filed an application seeking a new low power television station on Channel 48 at Tucson, Arizona. The application was granted on January 29, 2001. The construction permit will expire on January 29, 2004.

5
On June 1, 1998, KUVN License Partnership, G.P. filed an application seeking displacement relief to change the channel of operation of KUVN-LP from Channel 31 to Channel 47 due to the impact of full power television station digital operations. The application was granted on September 29, 2000. The construction permit will expire on September 29, 2003.

6
On June 1, 1998, WXTV License Partnership, G.P. filed an application seeking displacement relief to change the channel of operation of W47AD from Channel 47 to Channel 28 due to the impact of full power television station digital operations. This application was mutually exclusive with other low power television applicants seeking similar displacement relief. The application was granted on February 1, 2001. The construction permit will expire on February 1, 2004. On March 2, 2001, Paging Associates filed a Petition for Reconsideration of the grant. On March 15, 2001, W47AD filed an Opposition to Petition for Reconsideration. On March 27, 2000, Paging Associates filed a Reply to Opposition to Petition for Reconsideration. This matter is pending.

7
The Company sought and received each FCC consent required to acquire control of the licensees of certain full power television stations licensed to affiliates of USA Broadcasting, Inc., including KSTR-TV, Irving, Texas (Channel 49), WAMI-TV, Hollywood, Florida (Channel 69), and WHOT-TV, Athens, Georgia (Channel 34) (the "Initial Stations"). The transfers of control of the licensees of the Initial Stations were consummated on June 12, 2001. On June 20, 2001, Theodore M. White filed an Application for Review (the "White Petition") with the FCC. The White Petition seeks FCC review of the action, taken by the FCC's staff pursuant to delegated authority, granting consent to the transfer of control of the USA Broadcasting, Inc. stations to the Company. If the White Petition is granted, the FCC could require the Company to transfer control of the licensees of the Initial Stations back to USA Broadcasting, Inc., and could rescind the Company's authority to acquire control of the licensees of the remaining USA Broadcasting, Inc., stations.

ANNEX III

    Pursuant to Section 7(d) of the Purchase Agreement, the accountants shall furnish letters to the Purchasers to the effect that:

  (i)
  They are independent certified public accountants with respect to the Company and its subsidiaries under rule 101 of the AICPA's Code of Professional Conduct, and its interpretations and rulings;

  (ii)
  In our opinion, the consolidated financial statements and financial statement schedules audited by us and included in the Offering Circular comply as to form in all material respects with the applicable requirements of United States generally accepted auditing standards;

  (iii)
  The unaudited selected financial information with respect to the consolidated results of operations and financial position of the Company for the five most recent fiscal years included in the Offering Circular agrees with the corresponding amounts (after restatements where applicable) in the audited consolidated financial statements for such five fiscal years;

  (iv)
  On the basis of limited procedures not constituting an audit in accordance with generally accepted auditing standards, consisting of a reading of the unaudited financial statements and other information referred to below, a reading of the latest available interim financial statements of the Company and its subsidiaries, inspection of the minute books of the Company and its subsidiaries since the date of the latest audited financial statements included in the Offering Circular, inquiries of officials of the Company and its subsidiaries responsible for financial and accounting matters and such other inquiries and procedures as may be specified in such letter, nothing came to their attention that caused them to believe that:

  (A)
  the unaudited consolidated statements of income, consolidated balance sheets and consolidated statements of cash flows included in the Offering Circular are not in conformity with generally accepted accounting principles applied on the basis substantially consistent with the basis for the unaudited condensed consolidated statements of income, consolidated balance sheets and consolidated statements of cash flows included in the Offering Circular;

  (B)
  any other unaudited income statement data and balance sheet items included in the Offering Circular do not agree with the corresponding items in the unaudited consolidated financial statements from which such data and items were derived, and any such unaudited data and items were not determined on a basis substantially consistent with the basis for the corresponding amounts in the audited consolidated financial statements included in the Offering Circular;

  (C)
  the unaudited financial statements which were not included in the Offering Circular but from which were derived any unaudited condensed financial statements referred to in clause (A) and any unaudited income statement data and balance sheet items included in the Offering Circular and referred to in clause (B) were not determined on a basis substantially consistent with the basis for the audited consolidated financial statements included in the Offering Circular;

  (D)
  any unaudited pro forma consolidated condensed financial statements included in the Offering Circular do not comply as to form in all material respects with the applicable accounting requirements or the pro forma adjustments have not been properly applied to the historical amounts in the compilation of those statements;

  (E)
  as of a specified date not more than five days prior to the date of such letter, there have been any changes in the consolidated capital stock (other than issuances of capital stock upon exercise of options and stock appreciation rights, upon earn-outs of performance shares and upon conversions of convertible securities, in each case which were outstanding on the date of the latest financial statements included in the Offering Circular or any increase in the consolidated long-term debt of the Company and its subsidiaries, or any decreases in consolidated net current assets or stockholders' equity or other items specified by the Representative, or any increases in any items specified by the Representative, in each case as compared with amounts shown in the latest balance sheet included in the Offering Circular except in each case for changes, increases or decreases which the Offering Circular discloses have occurred or may occur or which are described in such letter; and

    (F)
    for the period from the date of the latest financial statements included in the Offering Circular to the specified date referred to in clause (E) there were any decreases in consolidated net revenues or operating profit or other items specified by the Representative, or any increases in any items specified by the Representative, in each case as compared with the comparable period of the preceding year and with any other period of corresponding length specified by the Representative, except in each case for decreases or increases which the Offering Circular discloses have occurred or may occur or which are described in such letter; and

  (v)
  In addition to the examination referred to in their report(s) included in the Offering Circular and the limited procedures, inspection of minute books, inquiries and other procedures referred to in paragraphs (iii) and (iv) above, they have carried out certain specified procedures, not constituting an audit in accordance with generally accepted auditing standards, with respect to certain amounts, percentages and financial information specified by the Representative, which are derived from the general accounting records of the Company and its subsidiaries, which appear in the Offering Circular, and have compared certain of such amounts, percentages and financial information with the accounting records of the Company and its subsidiaries and have found them to be in agreement.

2

QuickLinks

SCHEDULE I
SCHEDULE II
ANNEX I
ANNEX II
Attachment A
Attachment B
ANNEX III